UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2023

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	30-1205798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2023, Phunware, Inc. (the "Company") entered into a Confidential Executive Employment Agreement (the "Employment Agreement") with Michael Snavely to serve as Chief Revenue Officer of the Company effective September 12, 2023. The Employment Agreement has an indefinite term, subject to termination by either party. The Company or Mr. Snavely may terminate the Employment Agreement at any time with or without cause, provided that Mr. Snavely shall provide at least thirty (30) days’ written notice to the Company if without good reason. The Employment Agreement includes non-competition and non-solicitation covenants applicable during and for the 24-month period following Mr. Snavely’s employment.

The Employment Agreement provides for an annual base salary of $300,000, a sign-on bonus of $5,000, and a target annual cash bonus to be between 20% and 150% of the base salary, with the actual award value to be determined by the Company or the board of directors of the Company in its sole discretion based on factors including the strength of Mr. Snavely’s performance and the performance of the Company.

Furthermore, as an inducement for Mr. Snavely to accept employment with the Company and enter into the Employment Agreement, within thirty (30) calendar days of the date of the Employment Agreement, the Company will provide Mr. Snavely a one-time grant of 600,000 restricted stock units. The restricted stock units granted to Mr. Snavely will be subject to a separate award agreement, which will outline the specifics of such grant, including but not limited to, the vesting schedule, forfeiture for cause provisions, the Company’s buyback rights and other restrictions and terms. In the discretion of the Company’s board of directors or compensation committee, such restricted stock unit award may either be granted under the Company’s 2018 Equity Incentive Plan or may be issued as a non-plan inducement award, as described in Nasdaq Listing Rule 5635(c)(4).

The Employment Agreement further provides that, if Mr. Snavely’s employment is terminated by the Company without “cause” or by Mr. Snavely for “good reason,” subject to his execution of a release of claims in favor of the Company, he will receive a severance payment of six (6) months’ of his then-current base salary, certain other accrued benefits and certain partial accelerated vesting related to the restricted stock unit award described above. In the event Mr. Snavely’s employment is terminated by the Company without “cause” or by Mr. Snavely for “good reason,” in connection with a change in control, subject to his execution of a release of claims in favor of the Company, he will receive a severance payment of eight (8) months’ of his then-current base salary, certain other accrued benefits and immediate vesting of 100% of the restricted stock unit award described above

Except as set forth above, there are no arrangements or understandings between Mr. Snavely and any other persons pursuant to which Mr. Snavely was named as an executive of the Company. There are no family relationships between Mr. Snavely and any of the Company’s directors or executive officers. Additionally, Mr. Snavely does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing is only a summary of the material terms of the Employment Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. Furthermore, the foregoing is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Mr Snavely, age 55, has served as the General Manager of Vidable AI, a unit of Sonic Foundry (Nasdaq: SOFO) of Madison, Wisconsin since 2022. From 2019 until 2022, Mr Snavely was chief commercial officer at CBANC, which provides a professional network of U.S. banking institutions, the people that work for them and the vendors who serve them. From 2017 to 2018, he was president of Springbox, a growth and transformation consulting firm, which was acquired by Prophet in 2019. From 2016 to 2017, he worked for Tile as a global business development leader. Mr. Snavely was previously employed by Phunware from 2014 to 2016, as the executive vice president of global software sales and marketing. Prior to working at Phunware, he worked at Mutual Mobile (2011 - 2014), Bazaarvoice (2009 - 2011) and The Alliant Group (2007 - 2009), among other roles in his career. Mr. Snavely earned a BA from the College of Wooster in Wooster, Ohio and a J.D. from The Ohio State University. He is licensed (inactive) as an attorney at law in the State of Ohio.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on September 8, 2023 announcing the appointment of Mr. Snavely as Chief Revenue Officer is attached as Exhibit 99.1 and is incorporated herein by reference. The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information furnished and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
10.1	Confidential Employment Agreement by and between Phunware, Inc. and Mike Snavely dated September 5, 2023
99.1*	Press Release dated September 8, 2023 titled "Phunware Appoints Mike Snavely as Chief Revenue Officer"
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2023	Phunware, Inc.

	By:	/s/ Troy Reisner
Troy Reisner Chief Financial Officer